UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  March 4, 2011

CENTERLINE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13237	13-3949418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (212) 317-5700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Andrew J. Weil

Effective March 4, 2011, Centerline Capital Group, Inc. (“CCG”), a subsidiary of the Centerline Holding Company (the “Company”), and Andrew J. Weil, Executive Managing Director and Head of the Affordable Housing Group, agreed that Mr. Weil’s services were no longer required and that his employment would be terminated.  The Company and Mr. Weil are in the process of negotiating a separation agreement that will be filed as an amendment to this Form 8-K if such agreement is entered into.

The Company is in the process of searching for a successor to Mr. Weil and has appointed Robert L. Levy and Michael J. Curran to lead the Affordable Housing Group in the interim.

Mr. Levy’s Professional Background

Robert L. Levy, age 45, is a managing trustee and President, Chief Financial Officer and Chief Operating Officer of the Company.  Mr. Levy was appointed as Chief Financial Officer in November 2006 and was appointed our President and Chief Operating Officer in April 2010.  He directs the day-to-day operations of the Company and is also responsible for overseeing all of the Company’s business and operations.  Mr. Levy joined the Company in November of 2001 as the Director of Capital Markets.  From 1998 through 2001, he was a Vice President in the Real Estate Equity Research and Investment Banking Departments at Robertson Stephens, an investment banking firm in San Francisco.  Prior to 1998, Mr. Levy was employed by Prudential Securities in the Real Estate Equity Research Group and at the Prudential Realty Group, the real estate investment arm of the Prudential Insurance Company.  He received his Master’s in Business Administration from the Leonard N. Stern School of Business at New York University and his Bachelor of Arts from Northwestern University.

Mr. Curran’s Professional Background

Michael J. Curran, age 63, is a Senior Managing Director of CCG.  He leads the Asset Management Group, which comprises the Portfolio Management, Performing Assets, Special Servicing, Capital Transactions/REO and Construction Risk Management divisions.  Mr. Curran is also a member of the CCG Executive Committee responsible for strategic planning and growth initiatives.  He joined CCG in 2010 after many years in real estate advisory positions, most recently at Kalorama Realty Capital.  He was principal and chief operating officer at Crossbeam Capital and helped that firm raise a $145-million fund for the development and acquisition of multifamily housing properties.  Prior to Crossbeam Capital, he was president and chief executive officer of The Enterprise Social Investment Corporation (ESIC), a national for-profit subsidiary of the Enterprise Foundation, where he specialized in the financing and development of market-rate and affordable housing, and managed a housing portfolio of 900 properties valued at over $4 billion.  Mr. Curran spent over 14 years with MetLife Insurance Company earlier in his real estate finance career, where he led a team that originated new investments.  As Regional Director at MetLife, he and his team originated a new investment portfolio in excess of $1.8 billion.  Mr. Curran received the Bachelor of Arts from Bellarmine University, the Juris Doctor from the University of Louisville School of Law, and the Master of Public Administration from Harvard University John F. Kennedy School of Government.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERLINE HOLDING COMPANY

By:	/s/ Robert L. Levy
	Name:	Robert L. Levy
	Title:	President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Executive Officer)
Date: March 9, 2011